                    AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT
                    ---------------------------------------

          WHEREAS, a Settlement Agreement dated as of June 2, 1989, was entered into by and between the parties listed below.

          WHEREAS, the parties to that Settlement Agreement desire to amend the Settlement Agreement as set forth herein.

          ACCORDINGLY, the parties to that Settlement Agreement, through their respective undersigned counsel, in accordance with paragraph 6.1 of the Settlement Agreement, agree as follows:

          1. Paragraph 1.1 set forth on page three of the Settlement Agreement is hereby amended to read:

              1.1   On or before the effective date of this Settlement

          Agreement, as described in Article Three hereof (the "Effective Date"), Hall will pay or cause to be paid to the Liquidator the sum of TWENTY SIX MILLION, FOUR HUNDRED THOUSAND DOLLARS ($26,400,000.00) plus interest as set forth below (the "Down Payment"). The interest included in the Down Payment shall be eight percent (8%) per annum for the period commencing with the last day to file a notice of appeal from entry of the Trial Court's order with respect to the Settlement Agreement, as described in paragraph 3.3(b) herein, and ending with the day the Down Payment is received by the Liquidator. Said Down Payment shall be made by wire transfer in accordance with the written instructions to be provided by the Liquidator to Hall.

          2. Paragraph 1.3 of the Settlement Agreement is hereby amended to read:

              1.3 The Annual Payments (but not the Down Payment) shall be reduced to the extent that any of the Settling Defendants incurs any liability for any judgment(s) or settlement(s) and related costs or expenses ("Paid Loss") as a result of any claim, suit or action brought at any time against any one or more of them by any person, partnership, corporation or other legal or governmental entity on any claim, suit or action arising out of or relating to the operations, business, insolvency or liquidation of Union as provided below ("Accepted Claims"). Accepted Claims shall include: (i) any claims asserted against the Settling Defendants which are based upon any legitimate proof of claim in the Union liquidation proceeding,
         (ii) any claims alleged against any of the Settling Defendants in the Liquidator Action, and (iii) the claims set forth in the lawsuits listed in Exhibit F hereto. The Settling Defendants represent and warrant that as of the date of Amendment No. 1 to this Settlement Agreement, (i) no Settling Defendant has received any notice of any claim, suit, or action which constitutes an Accepted Claim other than those claims which are listed in Exhibit F to the Settlement
         Agreement, and (ii) no Paid Loss has occurred. Any suit or action brought against any of the Settling Defendants prior to the date of this Amendment No. 1 to this Settlement Agreement which is not listed in Exhibit F shall not be deemed an Accepted Claim; any claim existing prior to the date of Amendment No. 1 to this Settlement Agreement of which the Settling Defendants are aware which is not listed in Exhibit F shall not be deemed an Accepted Claim; and the Annual Payment shall not be reduced by the amounts of any Paid Loss incurred prior to the date of Amendment No. 1 to this Settlement Agreement. Subject to the foregoing, any Paid Loss incurred in connection with Accepted Claims shall be subtracted from the next scheduled Annual Payment (but not any Annual Payments previously paid to the Liquidator); if the Paid Loss is greater than the next scheduled Annual Payment, the remaining balance shall be subtracted from the scheduled Annual Payment immediately following the next scheduled Annual Payment and so on (if necessary) to continue until the entire Paid Loss is set-off. For example, if a $1 million Paid Loss is incurred in the first year after the Effective Date in connection with an Accepted Claim, this Amount shall be subtracted from the $1.5 million Annual Payment due on the first anniversary of the Effective Date and Hall shall pay only $.5 million on the first anniversary date of the Effective Date. If a $10 million Paid Loss is incurred in the first year after the Effective Date in connection with an Accepted Claim, then the $29 million Annual Payments owed by Hall shall be reduced to $19 million, and Hall shall not make any payments until Year 5, when it shall pay $2 million.

         3. Paragraph 5.4 of the Settlement Agreement is hereby amended to read:

              5.4 Each Settling Defendant shall individually indemnify and hold harmless the Liquidator from and against any and all claims, debts, damages, liabilities, demands, obligations, costs, expenses (including reasonable attorneys' fees), disputes, actions and causes of action of every nature in connection with, arising from, or relating to any breach of warranty or representations made by such Settling Defendant in, or failure to fulfill his obligations under, this Settlement Agreement. The Settling Defendants and the Liquidator agree that as of the date of Amendment No. 1 to this Settlement Agreement, neither the Liquidator nor any individual Settling Defendant has breached any representation or warranty or failed to fulfill obligations under this Settlement Agreement, and that no claims for indemnification or breach shall be asserted on account of any alleged action or failure to act prior to the date of Amendment No. 1 to this Settlement Agreement.

         4. Paragraph 6.6 of the Settlement Agreement is hereby amended to read:

              6.6 Communications with respect to this Settlement Agreement shall be in writing and shall be sent certified mail, return receipt requested, or by Federal Express to:

         To the Superintendent:

              Joseph Termini, Esq.
              General Counsel
              New York Superintendent of Insurance
              Liquidation Bureau
              123 William Street
              New York, New York 10038
              (212) 341-6395

                To Hall on behalf of all Settling Defendants, care of:

                     Joseph S. Allerhand, Esq.
                     WEIL, GOTSHAL & MANGES LLP
                     767 Fifth Avenue
                     New York, New York 10153
                     (212) 310-8211

     5. Except as provided herein, this Amendment shall not constitute a waiver to or modification of any provision, term, condition, representation or warranty of the Settlement Agreement.

     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Dated:  April 21, 1997


ANDERSON KILL & OLICK, P.C.                  WEIL, GOTSHAL & MANGES LLP

By  /s/ R. Mark Keenan                       By  /s/ Joseph S. Allerhand
   ------------------------                     ---------------------------
        R. Mark Keenan                               Joseph S. Allerhand

1251 Avenue of the Americas                  767 Fifth Avenue
New York, NY 10020-1182                      New York, NY 10153
(212) 278-1888                               (212) 310-8000

Counsel for the Superintendent               Counsel for Defendants Prometheus
of Insurance of the State of                 Funding Corp. (formerly known as
New York                                     Frank B. Hall & Co. Inc.), Frank B.
                                             Hall & Co. Brokerage, Inc.,  Frank
DANIEL P. LEVITT, ESQ.                       B. Hall Ltd. (Bermuda), FBH
                                             Underwriting Managers Ltd., Parker
By  /s/ Daniel P. Levitt                     & Co.,  Interocean Ltd., Frank B.
   ------------------------                  Hall Re of New York, Inc., R.J.
        Daniel P. Levitt                     Saey Insurance Agency, Inc., Union
                                             Group, Inc., Union Treaty and
551 Fifth Avenue                             Excess Co., Inc., Intercontinental
Suite 1922                                   Re, Inc., Frank B. Hall & Co. of
New York, NY 10176                           Alaska, Frank B. Hall & Co. of
(212) 687-3455                               Connecticut, Inc., Frank B. Hall &
                                             Co. of Michigan, Frank B. Hall &
Counsel for Defendants Michael               Co. of Florida,
J. Cloherty, Melvin A.  Holmes
and Joseph R. Wiedemann

SKADDEN, ARPS, SLATE, MEAGHER & FLOM         Frank B. Hall & Co. of Louisiana,
                                             Frank B. Hall & Co. of Illinois,
By /s/ Irene A. Sullivan                     Frank B. Hall & Co. of
   -----------------------                   Massachusetts, Associated Insurance
       Irene A. Sullivan                     Agencies Inc., Frank B. Hall & Co.
                                             of Pennsylvania, Inc., I.I.U.
919 Third Avenue                             Management Inc., Frank B. Hall &
New York, NY 10022                           Co. of Wisconsin, Inc., Frank B.
(212) 735-2091                               Hall & Co. of Colorado, Great
                                             Plains Insurance Co., Inc., Frank
Counsel for Defendant Marvin J. Cashion      B. Hall & Co. of Missouri, Frank B.
                                             Hall & Co. of Texas, Inc., Frank B.
                                             Hall & Co. of New York, Inc., Frank
KAPLAN, THOMASHOWER & LANDAU                 B. Hall & Co. of California,
                                             Sherwood Insurance Services, Inc.,
By /s/ Mark S. Landau                        Frank B. Hall & Co. of Rhode
   -----------------------                   Island, Inc., Frank B. Hall & Co.
   Mark S. Landau                            of Washington, Inc., Frank B. Hall
                                             & Co. of Ohio, Inc., Frank B. Hall
747 Third Avenue                             & Co. of Southern Nevada, Inc.
New York, NY 10017                           Global Surplus Insurance Services,
(212) 593-1700                               Inc., Leslie & Godwin Holdings Co.
Counsel for Defendant                        (P.L.C.), Sixty-Seven Brokerage
John J. Tickner                              Corporation, Hall Companies 1-30,
                                             John Addeo, George Corde, Robert K.
BAER, MARKS & UPHAM LLP                      Conroy, Clarke deWaters, William R.
                                             Dolan, Archibald M. Foster, Jr.,
By /s/ Neal S. Barila                        Henry E. Froebel, John P. Iacono,
   -----------------------                   Douglas L. King, Thomas G. O'Brien,
       Neal S. Barila                        III, Albert J. Tahmoush and Robert
                                             A. Wilson.
805 Third Avenue
New York, NY 10022
(212) 702-5917

Counsel for Defendants Francis T. Barley,
Monroe Birnberg, Richard L. Boyle,
George L. Casler, Simeon P. Crandall,
Joseph J. Jaworski, Winifred Mohr, Carol
J. Popp, Morris Rafkin, and William G.
Sigismondo.